Exhibit 99.1

Cadrenal Therapeutics Announces Pricing of Initial Public Offering (IPO)

PONTE VEDRA, Fla., Jan. 20, 2023 /PRNewswire/ -- Cadrenal Therapeutics, Inc., a biopharmaceutical company focused on developing tecarfarin, a clinical-stage novel cardiorenal therapy with orphan drug designation, announced today the pricing of its initial public offering of 1,400,000 shares of common stock at a public offering price of $5.00 per share, raising gross proceeds of $7,000,000 before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to 210,000 additional shares of common stock from the Company to cover any over-allotments at the initial public offering price, less the underwriting discount.

Cadrenal Therapeutics' common stock is expected to begin trading on the Nasdaq Capital Market on Friday, January 20, 2023 under the symbol "CVKD." The offering is expected to close on Tuesday, January 24, 2023, subject to customary closing conditions.

Boustead Securities, LLC acted as lead underwriter for the offering.

A registration statement on Form S-1 (File No. 333-267562) relating to these shares was filed with the Securities and Exchange Commission ("SEC") and was declared effective on January 19, 2023. The offering is being made only by means of a prospectus. A copy of the final prospectus related to the offering may be obtained, when available, from Boustead Securities, LLC, via email at offerings@boustead1828.com or by calling +1 (949) 502-4408 or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA. In addition, a copy of the final prospectus, when available, relating to the offering may be obtained via the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CADRENAL THERAPEUTICS, INC.

Cadrenal Therapeutics is focused on developing tecarfarin, a novel cardiorenal therapy with orphan drug designation for the prevention of systemic thromboembolism (blood clots) of cardiac origin in patients with end-stage renal disease, or ESRD, and atrial fibrillation (irregular heartbeat), or AFib. Tecarfarin is a Vitamin K antagonist oral anticoagulant designed to target a different pathway than the most commonly prescribed drugs used in the treatment of thrombosis and AFib. Tecarfarin has been evaluated in eleven (11) human clinical trials and in more than 1,003 individuals. In Phase 1, Phase 2 and Phase 2/3 clinical trials, tecarfarin has generally been well-tolerated in both healthy adult subjects and patients with Chronic Kidney Disease (CKD).  For more information, please visit: www.cadrenal.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute "forward-looking statements." These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the "Risk Factors" section of the prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by federal securities laws, Cadrenal Therapeutics specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please contact:

For Underwriter Inquiries:
Boustead Securities, LLC
Keith Moore, CEO
949-502-4408
keith@boustead1828.com

Cadrenal Therapeutics:
Matthew Szot, CFO
858-337-0766
press@cadrenal.com

Investors:
Lytham Partners, LLC
Robert Blum, Managing Partner
602-889-9700
CVKD@lythampartners.com